UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2022

Lerer Hippeau Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40168	86-1418494
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crosby Street, Suite 201
New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 237-4837

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LHAA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On December 7, 2022, stockholders of Lerer Hippeau Acquisition Corp. (the “Company”) approved an amendment (the “Charter Amendment”) to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) to (i) amend the date by which the Company must consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which the Company refers to as its initial business combination, from March 9, 2023 (the “Original Termination Date”) to such other date as shall be determined by the Company’s board of directors and publicly announced by the Company, provided that such other date shall be no sooner than the date of the effectiveness of the Charter Amendment pursuant to the General Corporation Law of the State of Delaware and no later than December 30, 2022 (the “Amended Termination Date”), (ii) remove the Redemption Limitation (as defined in the Charter) to allow the Company to redeem 22,266,185 shares of Class A common stock, par value $0.0001 per share (the “Public Shares”) notwithstanding the fact that such redemption would result in the Company having net tangible assets of less than $5,000,001, and (iii) allow the Company to remove up to $100,000 of interest earned on the amount on deposit in the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) prior to redeeming the Public Shares in connection with the Special Meeting (as defined below) in order to pay dissolution expenses. The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on December 7, 2022.

On December 8, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing (i) the approval and filing of the Charter Amendment and (ii) that the Board of Directors of the Company has set December 14, 2022 as the Amended Termination Date.

On December 7, 2022, stockholders of the Company also approved an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated March 4, 2021, by and between the Company and Continental Stock Transfer & Trust Company (“Continental”) (the “Trust Agreement”), to change the date on which Continental must commence liquidation of the Trust Account established in connection with the IPO from the Original Termination Date to the Amended Termination Date.

The foregoing descriptions of the Charter Amendment and the Trust Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Company’s special meeting of stockholders held on December 7, 2022 (the “Special Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (a) a proposal to approve the Charter Amendment (the “Charter Amendment Proposal”); (b) a proposal to approve the Trust Agreement Amendment (the “Early Termination Trust Amendment Proposal” and together with the Charter Amendment Proposal, the “Amendment Proposals”); and (c) a proposal to approve the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Amendment Proposals or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”). The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

    1.    Charter Amendment Proposal

Votes For	Votes Against	Abstentions
23,039,931	6	400,000

Accordingly, the Charter Amendment Proposal was approved.

    2.     Early Termination Trust Amendment Proposal

Votes For	Votes Against	Abstentions
23,039,931	6	400,000

Accordingly, the Early Termination Trust Amendment Proposal was approved.

    3.     Adjournment Proposal

Votes For	Votes Against	Abstentions
22,992,238	47,699	400,000

Accordingly, the Adjournment Proposal was approved.

In connection with the approval and implementation of the Charter Amendment Proposal, the holders of 22,147,102 Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.09 per share, for an aggregate redemption amount of approximately $223,496,059.56. Following such redemptions, 119,083 Public Shares remain outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation

10.1	Amendment to the Investment Management Trust Agreement, dated March 4, 2021, by and between the Company and Continental Stock Transfer & Trust Company

99.1	Press Release dated December 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lerer Hippeau Acquisition Corp.

Date: December 8, 2022	By:	/s/ Eric Hippeau
	Name:	Eric Hippeau
	Title:	Chief Executive Officer